PURCHASE AND SALE AGREEMENT

(Second Closing)

This Purchase and Sale Agreement (this “Agreement”), dated as of May 17, 2011, is among American Eagle Energy Inc., a Nevada corporation, whose address is 27 North 27th Street, Suite 21G, Billings, Montana 59101 (“AEE”), Eternal Energy Corp., a Nevada corporation, whose address is 2549 W. Main Street, Suite 202, Littleton, Colorado 80120 (“Eternal”), and NextEra Energy Gas Producing, LLC, a Delaware limited liability company, whose address is 1000 Louisiana Street, Suite 5550, Houston, Texas 77002 (“Buyer”).  Eternal and AEE are sometimes referred to herein individually as a “Seller” and collectively as “Sellers”.  Sellers and Buyer are sometimes referred to herein as a “Party” or the “Parties.”

RECITALS

A.           AEE and Eternal jointly own certain rights and interests in, to and under the leasehold estates created by the oil and gas leases described in Exhibit A.

B.            Sellers desire to sell and convey to Buyer and Buyer desires to purchase and acquire from Sellers an undivided 50% of each Seller’s right, title and interest in and to the Assets (as defined below).

In consideration of the mutual promises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Buyer and Sellers agree as follows:

ARTICLE 1
PURCHASE AND SALE

1.1          Purchase and Sale.  Subject to the terms and conditions of this Agreement, Buyer agrees to purchase and acquire from Sellers and Sellers agree to sell and convey to Buyer, all of Sellers’ right, title and interest in and to the Assets (as defined below), for the consideration specified in Article 2.

1.2           Assets.  “Assets” shall mean an undivided 50% of each Seller’s right, title and interest in and to the following:

(a)         The leasehold estates created by the oil and gas leases described in Exhibit A (the “Leases”), together with each and every kind and character of right, title, claim or interest which either Seller has in and to the lands described in Exhibit A or covered by the Leases (collectively, the “Lands”), even though Sellers’ interests therein or in the Lands may be incorrectly described or omitted from Exhibit A;

(b)         Any and all leasehold interests and other rights, titles and interests of Sellers in and to any pooled acreage, communitized acreage or units arising on account of the Leases or the Lands having been pooled, communitized or unitized into such units (the “Unit Interests,” and together with the Leases, the “Subject Oil and Gas Interests”);

(c)          To the extent related to the use, ownership or operation of any of the Subject Oil and Gas Interests, (i) all easements, rights-of-way, servitudes, surface use agreements, surface leases and similar rights, obligations and interests and (ii) all permits, water rights (including water withdrawal, storage, discharge, treatment, injection and disposal rights), licenses, registrations, consents, orders, approvals, variances, exemptions, waivers, franchises, rights and other authorizations issued by any governmental authority; and

(d)         Copies of all files, records and data relating to the properties and interests described above, including all land, title, contract files, operations, accounting, environmental, production and tax records, and geological and geophysical data (collectively, the “Records”).

For the purposes of the Assignment, Exhibit A shall omit the following columns: “Rental Status,” “Lease Gross,” “Lease Net,” “LOR,” “ORRI,” “Working Interest” and “NRI.”

ARTICLE 2
PURCHASE PRICE

2.1          Purchase Price.  The purchase price for the Assets shall be $479,500 (the “Purchase Price”), which represents a purchase price of $1,750 per Net Acre (the “Per Acre Price”), multiplied by the approximately 548 aggregate Net Acres covered by the Leases, multiplied by the 50% of Sellers’ right, title and interest being acquired by Buyer.

“Net Acre” shall mean (i) each Seller’s undivided interest in the leasehold estate created by the applicable Lease, multiplied by (ii) the number of acres covered by the Lease multiplied by (iii) the lessor’s percentage interest in the oil and gas mineral fee estate in the land covered by the Lease.  “Allocated Value” with respect to a Lease shall mean an amount equal to the Per Acre Price multiplied by the number of Net Acres set forth in Exhibit A for such Lease.

2.2          Effective Time.  The effective time of the transfer of the Assets for the purpose of allocating revenues and expenses shall be 7:00 a.m. local time where the Assets are located, on July 1, 2011 (the “Effective Time”).

2.3          Adjustments to Purchase Price.  At Closing, the Purchase Price shall be adjusted according to this Section 2.3 without duplication as follows:

(a)         Downward Adjustments: the Purchase Price shall be adjusted downward for (i) Defect Values in accordance with Section 4.6, (ii) the Allocated Value of each Lease excluded pursuant to Section 4.7 and (iii) Casualty Losses in accordance with Section 10.5;

(b)         Upward Adjustments: the Purchase Price shall be adjusted upward by an amount equal to the Per Acre Price multiplied by the number of Net Acres covered by the Leases in excess of the aggregate number of Net Acres set forth in Exhibit A if (x) the Net Acres covered by the Leases exceeds the aggregate number of Net Acres set forth in Exhibit A and (y) the NRI for such Lease is not less than the NRI for such Lease set forth in Exhibit A.

(c)         Settlement Statement.  All such adjustments to the Purchase Price shall be set forth on a “Settlement Statement” which Sellers shall prepare and provide to Buyer at least five (5) Business Days before Closing.  “Business Day” shall mean any day other than a Saturday, Sunday or a day on which national banks are allowed by the Federal Reserve to be closed.  The Settlement Statement shall be approved by Buyer and Sellers on or before Closing.  The Purchase Price, as so adjusted, shall be paid at Closing and is referred to herein as the “Closing Amount.”

ARTICLE 3
BUYER’S INSPECTION

3.1          Access to Records.  Until Closing, Eternal will make available to Buyer and its representatives at Eternal’s office during Eternal’s normal business hours, the Records in Sellers’ possession or control relating to the Assets for the purpose of permitting Buyer to perform its due diligence review.

3.2          No Representation or Warranty.  Except as provided in Section 5.6, Sellers make no representation or warranty as to the accuracy or completeness of the Records.  Buyer agrees that any conclusions drawn from such Records shall be the result of its own independent review and judgment.

ARTICLE 4
TITLE MATTERS

4.1          Defensible Title.  The term “Defensible Title” with respect to a Lease means such title of Sellers in and to the Leases that: (i) results in Sellers owning that number of Net Acres with respect to the Lease equal to the number of Net Acres for the Lease set forth in Exhibit A, (ii) entitles Sellers to a net revenue interest in the Lease (“NRI”) not less than the NRI set forth for such Lease in Exhibit A, (iii) entitles Sellers to a working interest in the lands described in the Lease (“WI”) not more than the WI set forth for such Lease in Exhibit A, and (iv) subject to and except for Permitted Encumbrances, is free and clear of all liens, security interests, encumbrances, claims, and any other defects.

4.2          Permitted Encumbrances.  The term “Permitted Encumbrances” shall mean:

(a)         lessors’ royalties, overriding royalties, net profits interests, production payments, reversionary interests and similar burdens if the cumulative effect thereof does not operate to reduce the NRI for the affected Lease below the NRI set forth for such Lease in Exhibit A;

(b)         all rights to consent by, required notices to, filings with, or other actions by federal, state or local governmental bodies, in connection with the conveyance of the applicable Lease if the same are customarily sought after Closing;

(c)         rights of reassignment contained in any agreement providing for reassignment upon the surrender or expiration of any Leases;

(d)         easements, rights-of-way, servitudes, permits, surface leases and other rights with respect to surface operations, on, over or in respect of any of the Leases or any restriction on access thereto that do not materially interfere with the operation, value or ownership of the affected Lease;

(e)         the terms and conditions of the Leases;

(f)          liens created under deeds of trust, mortgages and similar instruments by the lessor under a Lease covering the lessor’s surface and mineral interests in the land covered thereby, which would customarily be accepted by the original lessee in acquiring oil and gas leases or purchasing undeveloped oil and gas leases and for which the lessee would customarily seek a subordination of such lien to the oil and gas leasehold estate prior to conducting drilling activities on the lease; provided, however, the foregoing shall not be a Permitted Encumbrance with respect to Leases (i) on which drilling activities are being, or have been, conducted or have been proposed or (ii) which are pooled with other leases or lands on which drilling activities are being, or have been, conducted or have been proposed;

(g)         such other matters and irregularities affecting the Assets as are customarily accepted by a prudent oil and gas company in acquiring or purchasing undeveloped oil and gas fee leases in the area where the Leases are located, recognizing that the lessee would customarily seek to cure certain of these matters after acquiring the lease and paying lease bonuses, but prior to conducting drilling activities on the Leases; provided, however, the foregoing shall not be a Permitted Encumbrance with respect to Leases (i) on which drilling activities are being, or have been, conducted or have been proposed or (ii) which are pooled with other leases or lands on which drilling activities are being, or have been, conducted or have been proposed;

(h)         liens for taxes or assessments not yet due and delinquent or, if delinquent, that are being contested in good faith in the normal course of business;

(i)          rights reserved to or vested in any federal, state, local, or tribal governmental body, authority or agency to control or regulate any of the Assets in any manner; and all applicable laws, rules, regulations and orders of general applicability in the area of the Assets;

(j)          defects in the early chain of title consisting of the mere failure to recite marital status in a document or omissions of successors of heirship proceedings, unless Buyer provides evidence that such failure or omission has resulted in another party’s colorable claim of title to the relevant Asset; provided, however, that no such defect shall constitute a Permitted Encumbrance to the extent it results in Sellers owning a number of Net Acres in a Lease which is less than the number of Net Acres set forth on Exhibit A for such Lease;

(k)         defects arising out of lack of corporate authorization unless Buyer provides evidence that such corporate action was not authorized and results in another party’s colorable claim of title to the Asset;

(l)          defects based solely on lack of information in Sellers’ files; provided, however, that any fact, circumstance or condition constituting the missing information or any part thereof shall not constitute a Permitted Encumbrance; and

(m)        defects arising out of lack of survey, unless a survey is required by applicable laws or regulations.

4.3          Title Defect. The term “Title Defect” means with respect to a Lease any lien, encumbrance, adverse claim, default, expiration, failure, defect in or objection to real property title, other than Permitted Encumbrances, that alone or in combination with other defects renders Sellers’ title to the Lease less than Defensible Title.

4.4          Defect Value.  “Defect Value” means the following:

(a)         If the Title Defect is a lien or encumbrance on the Asset, the Defect Value shall be the cost of removing such lien or encumbrance, not to exceed the Allocated Value of the affected Lease.

(b)         [*]

(c)         If (i) the Title Defect is an actual reduction in NRI below the NRI for the affected Lease set forth in Exhibit A, and (ii) there is not an actual reduction in the WI for such Lease below the WI for such Lease set forth in Exhibit A in the same or greater proportion than the reduction in NRI for such Lease, then the Defect Value shall be an amount equal to the reduction in value of the Lease based upon Buyer’s economic modeling.

(d)         If the Title Defect is that the actual Net Acres covered by the Lease is less than the number of Net Acres set forth in Exhibit A for such Lease, the Defect Value shall be an amount equal to such difference in Net Acres multiplied by the Per Acre Price.

4.5          Notice of Title Defects.  On or before [*] (the “Defect Notice Date”), Buyer shall deliver to Sellers a written notice of Title Defects describing in reasonable detail (a) each Title Defect, (b) the basis of each Title Defect and (c) Buyer’s good faith estimate of the Defect Value associated with each Title Defect.  The failure of Buyer to timely notify Sellers of a Title Defect on the Defect Notice Date shall be deemed a waiver by Buyer of such Title Defect.

[*] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 406 of the Securities Act of 1933, as amended.

4.6          Defect Adjustments.  If the Assets are affected by Title Defects (excluding any Leases excluded pursuant to Section 4.7), the Purchase Price will be reduced under Section 2.3 by the amount of the Defect Values unless with respect to a Title Defect: (i) Buyer agrees to waive the Title Defect, or (ii) Sellers cure the Title Defect on or before 5:00 p.m. Mountain Time three (3) days before Closing.

4.7          Unresolved Title Disputes. If, by the Closing Date, the Parties have not resolved any dispute regarding (i) the existence and scope of a Title Defect, (ii) the amount of the Defect Value, or (iii) the adequacy of Sellers’ Title Defect curative materials, then the affected Lease(s) shall be retained by Sellers and excluded from the Assets to be assigned to Buyer at the Closing and the Purchase Price shall be reduced by an amount equal to the Per Acre Price multiplied by the number of Net Acres for such excluded Lease(s) set forth on Exhibit A.

ARTICLE 5
SELLERS’ REPRESENTATIONS AND WARRANTIES

Each Seller with respect to itself, severally and not jointly, makes the following representations and warranties as of the Closing Date:

5.1          Organization and Standing.  Such Seller represents that it is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation as set forth above and is duly qualified to carry on its business in the State where the Leases are located.

5.2          Power. Such Seller has all requisite power and authority to carry on its business as presently conducted.  The execution and delivery of this Agreement does not, and the fulfillment of and compliance with the terms and conditions hereof will not violate, or be in conflict with, any provision of such Seller’s governing documents, or any provision of any agreement or instrument to which such Seller is a party or by which it is bound, or any judgment, decree, order, statute, rule or regulation applicable to such Seller.

5.3          Authorization and Enforceability.  This Agreement constitutes such Seller’s legal, valid and binding obligation, enforceable in accordance with its terms, subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium and other laws for the protection of creditors, as well as to general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

5.4          Liability for Brokers’ Fees.  Such Seller has not incurred any liability, contingent or otherwise, for brokers’ or finders’ fees relating to the transactions contemplated by this Agreement for which Buyer shall have any responsibility whatsoever.

5.5          No Bankruptcy.  There are no bankruptcy proceedings pending, being contemplated by or, threatened against such Seller.

5.6          Accuracy of the Records.  Such Seller makes no representations regarding the accuracy or completeness of any of the Records; provided, however, such Seller does represent that, with regards to the Records relating to the Assets owned by such Seller (i) such Records are files, or copies thereof, that such Seller has used in the ordinary course of operating and owning the Leases, (ii) such Seller has made, or prior to Closing will make, such Records in its possession available to Buyer, (iii) such Seller has not intentionally withheld any of the Records from Buyer and (iv) such Seller has no knowledge that the Records are incomplete or inaccurate.

5.7          Qualified to Hold and Operate Leases.  Such Seller is qualified under all applicable laws, rules and regulations to own the Assets, and AEE is qualified under all applicable laws, rules and regulations to operate the Assets.

5.8          Leases.  The Leases have been maintained according to their terms and conditions, and to such Seller’s knowledge, no party to the Leases is in default, and the Leases are presently in full force and effect.

5.9          Rights in Third Parties.  Except for this Agreement and the Joint Operating Agreement (as defined below), to such Seller’s knowledge, the Assets are not subject to any unrecorded contract or agreement, including any operating agreement, exploration or participation agreement, sales contract or other agreement relating to the ownership, development, operation, sale or marketing thereof, and no person has any call upon, preferential right or option to purchase or similar rights with respect to the Assets.  There are no consents required to assign (other than consents from federal and state governments and similar authorities that customarily are obtained following the consummation of transactions substantially similar to the transactions contemplated by this Agreement) that are applicable in connection with the transactions contemplated hereby.

5.10        Mortgages and Security Interests.  There are no mortgages, deeds of trust, security interests or financing statements encumbering the Assets, except to the extent the same relates only to a Permitted Encumbrance.

5.11        Litigation.  There is no suit, action, arbitration proceeding, or legal, administrative or other proceeding pending against such Seller or otherwise affecting the Assets that might (i) result in impairment or loss of such Seller’s title to any part of the Assets, (ii) hinder or impede such Seller’s ownership or operation of the Assets, or (iii) hinder or impede the ability of such Seller to consummate the transactions contemplated hereby; nor, to such Seller’s knowledge, is any such proceeding threatened.

5.12        Compliance with Law.  Such Seller has not received a written notice of any violation of any statute, law, ordinance, regulation, permit, rule or order of any federal, state, tribal or local government or any other governmental department or agency, or any judgment, decree or order of any court, applicable to the Assets, which remains uncured.

5.13        No Production or Drilling.  To such Seller’s knowledge, there has been no production of oil, gas or other lease substances from or attributable to the Leases, and no operations for the drilling of a well have been conducted on the Lands.

5.14        Foreign Person.  Such Seller is not a “foreign person” within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended.

ARTICLE 6
BUYER’S REPRESENTATIONS AND WARRANTIES

Buyer makes the following representations and warranties as of the Closing Date:

6.1          Organization and Standing.  Buyer is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified to carry on its business in the State where the Leases are located.

6.2          Power.  Buyer has all requisite power and authority to carry on its business as presently conducted.  The execution and delivery of this Agreement does not, and the fulfillment of and compliance with the terms and conditions hereof will not, as of the Closing Date, violate, or be in conflict with, any material provision of Buyer’s governing documents, or any material provision of any agreement or instrument to which Buyer is a party or by which it is bound, or any judgment, decree, order, statute, rule or regulation applicable to Buyer.

6.3          Authorization and Enforceability.  This Agreement constitutes Buyer’s legal, valid and binding obligation, enforceable in accordance with its terms, subject, however, to the effects of bankruptcy, insolvency, reorganization, moratorium and other laws for the protection of creditors, as well as to general principles of equity, regardless whether such enforceability is considered in a proceeding in equity or at law.

6.4          Liability for Brokers’ Fees.  Buyer has not incurred any liability, contingent or otherwise, for brokers’ or finders’ fees relating to the transactions contemplated by this Agreement for which Sellers shall have any responsibility whatsoever.

6.5          Buyer’s Evaluation.  Buyer is not acquiring the Assets with a view to or for sale in connection with any distribution thereof or any other security related thereto within the meaning of Securities Act of 1933, as amended. Buyer is an experienced and knowledgeable investor in the oil and gas business.  Buyer has been advised by and has relied solely upon its own expertise in legal, tax and other professional counsel concerning the transaction contemplated by this Agreement, the Assets and the value thereof.  Buyer (a) is familiar with investments of the nature of the Assets, (b) understands that this investment involves substantial risks, (c) has (or will have before Closing) adequately investigated the Assets, (d) has substantial knowledge and experience in financial and business matters such that it is capable of evaluating, and has evaluated, the merits and risks inherent in an investment in the Assets, and (e) is able to bear the economic risks of such investment.  Buyer has had (or will have before Closing) the opportunity to visit with Seller and meet with its officers and other representatives to discuss the Assets, has (or will have before Closing) received all materials, documents and other information that Buyer deems necessary or advisable to evaluate an investment in the Assets, and has (or will have before Closing) made its own independent examination, investigation, analysis and evaluation of an investment in the Assets, including its own estimate of the value of the Assets.  Buyer has (or will have before Closing) undertaken such due diligence as Buyer deems adequate.

6.6          Qualified to Hold Leases.  Buyer is eligible under all applicable laws, rules and regulations to own the Assets.

ARTICLE 7
CONDITIONS PRECEDENT TO CLOSING

7.1          Sellers’ Conditions.  The obligations of Sellers at the Closing are subject, at the option of Sellers, to the satisfaction or waiver at or prior to the Closing of the following conditions precedent:

(a)          All representations and warranties of Buyer contained in this Agreement shall be true and correct in all material respects on and as of the Closing; provided, however, that any such representation or warranty that is qualified by materiality shall be true and correct in all respects, and Buyer shall have performed and satisfied all covenants and agreements required by this Agreement to be performed and satisfied by Buyer at or prior to the Closing in all material respects;

(b)         No order has been entered by any court or governmental agency having jurisdiction over the Parties or the subject matter of this Agreement that restrains or prohibits the purchase and sale contemplated by this Agreement and that remains in effect at Closing;

(c)         The aggregate of (i) all of the Title Defect adjustments pursuant to Section 4.6, plus (ii) the Allocated Value of all Leases excluded pursuant to Section 4.7, shall not exceed 10% of the Purchase Price; and

(d)         The transactions contemplated by that certain Purchase and Sale Agreement (First Closing), among Sellers and Buyer, executed on the date hereof (the “First Purchase Agreement”) shall have closed.

7.2          Buyer’s Conditions.  The obligations of Buyer at the Closing are subject, at the option of Buyer, to the satisfaction or waiver at or prior to Closing of the following conditions precedent:

(a)         All representations and warranties of Sellers contained in this Agreement shall be true and correct in all material respects on and as of the Closing; provided, however, that any such representation or warranty that is qualified by materiality shall be true and correct in all respects, and Sellers shall have performed and satisfied all covenants and agreements required by this Agreement to be performed and satisfied by Sellers at or prior to the Closing in all material respects;

(b)         No order has been entered by any court or governmental agency having jurisdiction over the Parties or the subject matter of this Agreement that restrains or prohibits the purchase and sale contemplated by this Agreement and that remains in effect at the time of Closing; and

(c)         The aggregate of (i) all of the Title Defect adjustments pursuant to Section 4.6, plus (ii) the Allocated Value of all Leases excluded pursuant to Section 4.7, shall not exceed 10% of the Purchase Price;

(d)         The aggregate of all upward adjustments to the Purchase Price shall not exceed 10% of the Purchase Price; and

(e)         The transactions contemplated by the First Purchase Agreement shall have closed.

ARTICLE 8
RIGHT OF TERMINATION

8.1          Termination. This Agreement may be terminated in accordance with the following provisions:

(a)         by Sellers if the conditions set forth in Section 7.1 are not satisfied, through no fault of Sellers, or waived by Sellers in writing, as of Closing; or

(b)         by Buyer if the conditions set forth in Section 7.2 are not satisfied, through no fault of Buyer, or waived by Buyer in writing, as of Closing; or

(c)         by any Party who is not in default or breach hereunder if the Closing has not occurred by August 1, 2011.

8.2          Liabilities Upon Termination.

(a)         Buyer’s Default.  If Closing does not occur because Buyer wrongfully fails to tender performance at Closing or otherwise materially breaches this Agreement prior to Closing, and if Sellers are (i) not in default under this Agreement in a manner that would entitle Buyer to terminate this Agreement and (ii) ready, willing and able to Close, Sellers shall be entitled to all available legal and equitable remedies for Buyer’s breach of this Agreement.  Buyer’s failure to close shall not be considered wrongful if Buyer’s conditions under Section 7.2 are not satisfied through no fault of Buyer and are not waived by Buyer.

(b)         Sellers’ Default.  If Closing does not occur because Sellers wrongfully fail to tender performance at Closing or otherwise materially breach this Agreement prior to Closing, and if Buyer is (i) not in default under this Agreement in a manner that would entitle Sellers to terminate this Agreement and (ii) ready, willing and able to Close, Buyer shall be entitled to all available legal and equitable remedies for Sellers’ breach of this Agreement including specific performance.  Sellers’ failure to close shall not be considered wrongful if Sellers’ conditions under Section 7.1 are not satisfied through no fault of Sellers and are not waived by Sellers.

(c)           Other Termination.  If this Agreement terminates pursuant to Section 8.1(c) or if Sellers and Buyer otherwise agree to terminate this Agreement, each Party shall release the other Party from any and all liability for termination of this Agreement.

ARTICLE 9
CLOSING

9.1           Closing.  The “Closing” of the transaction contemplated hereby shall be held at Eternal’s offices on July 26, 2011, or such other date and location as the Parties may agree.  The date the Closing actually occurs is referred to herein as the “Closing Date.”

9.2           Closing Obligations.  At Closing, the following events shall occur, each being a condition precedent to the others and each being deemed to have occurred simultaneously with the others:

(a)           Assignment and Conveyance.  Sellers and Buyer shall execute, acknowledge and deliver to Buyer an Assignment, Bill of Sale and Conveyance of the Assets (the “Assignment”), except for any Leases which shall not be conveyed at Closing pursuant to Section 4.7, substantially in the form of Exhibit B.

(b)           Settlement Statement.  Sellers and Buyer shall execute the Settlement Statement.

(c)           Closing Amount.  Buyer shall deliver (i) to Eternal 50% of the Closing Amount and (ii) to AEE 50% of the Closing Amount, in each case by wire transfer in immediately available funds, according to the wire instructions provided by Sellers.

(d)           Possession.  Sellers shall deliver to Buyer possession of the Assets.

(e)           Seller’s Officer’s Certificates.  An officer of each Seller shall execute and deliver to Buyer a certificate substantially in the form of Exhibit E.

(f)           Buyer’s Officer’s Certificate.  An officer of Buyer shall execute and deliver to Sellers a certificate substantially in the form of Exhibit F.

(g)           Non-Foreign Status Affidavit.  Each Seller shall execute, acknowledge and deliver a certification of non-foreign status, in form and substance substantially similar to that set forth on Exhibit D.

(h)           Other Documents.  Sellers and Buyer shall execute and deliver to each other such other documents as may be reasonably requested by any other Party to more fully carry out the transactions contemplated by this Agreement.

ARTICLE 10
PRE-CLOSING COVENANTS AND POST-CLOSING OBLIGATIONS

10.1            Conduct of Business.  From and after the date hereof until the earlier of the Closing and the termination of this Agreement in accordance with Article 8 (the “Interim Period”), except as expressly contemplated by this Agreement or as consented to in writing by Buyer, each Seller shall, to the extent reasonably within such Seller’s control:

(a)             cause the Assets to be maintained and operated in a manner consistent with the manner of maintenance and operations prior to date hereof;

(b)             refrain from taking any action to sell, dispose of, distribute, mortgage, encumber, pledge or enter into any agreement or arrangement for the sale, disposition, distribution, mortgage, encumbrance or pledge of, any of the Assets, other than any encumbrances of the foregoing type that would be Permitted Encumbrances, and dispositions where a reasonably prudent lessee or operator would do the same in the course of normal operations or the ordinary course of such Seller’s business;

(c)             refrain from entering into any transaction, the effect of which would be to cause Sellers’ NRI to be less than, or Sellers’ WI to be greater than, that shown in Exhibit A for any Lease, respectively, shown thereon, unless, with respect to any increase in the WI, there is a proportionate increase in the NRI with respect to such Lease;

(d)             except for emergencies, not enter into any contract, make any commitment or assume or incur any obligation with respect to the Assets involving expenditures in excess of Twenty Five Thousand Dollars ($25,000), net to Sellers’ interest; and

(e)              pay, as they become due, all expenses related to the Assets, as would be paid by a reasonably prudent lessee or operator.

10.2           Records.  Sellers shall deliver copies of the Records to Buyer within ten (10) Business Days after Closing.

10.3           Transfer Taxes and Recording Fees.  Buyer shall pay all sales, transfer, use or similar taxes occasioned by the sale or transfer of the Leases and all documentary, transfer, filing, licensing, and recording fees required in connection with the processing, filing, licensing or recording of any assignments.

10.4           Further Assurances.  From time to time after Closing, Sellers and Buyer shall each execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such further instruments and take such other action as may be reasonably requested in order to accomplish more effectively the purposes of the transactions contemplated by this Agreement, including assurances that Sellers and Buyer are financially capable of performing any indemnification required hereunder.

10.5           Casualty Loss and Condemnation.  If, prior to Closing, all or any portion of the Assets are destroyed or damaged by fire, flood, earthquake, windstorm, theft, vandalism, explosion, blowout, riot, sabotage, accident or other casualty of a similar nature or shall be taken by condemnation or under the right of eminent domain (each, a “Casualty Loss”), then the Purchase Price shall be reduced by the value of such Casualty Loss.

10.6           Joint Operating Agreement.  The Parties hereby agree and acknowledge that (i) the Assets shall be covered by and subject to that certain Joint Operating Agreement to be executed, acknowledged and delivered in connection with the closing of the transactions contemplated by the First Purchase Agreement, a copy of which is attached hereto as Exhibit C (the “Joint Operating Agreement”), and (ii) the Assets shall be deemed not to be Acquired Interests (as defined in the Joint Operating Agreement).

ARTICLE 11
ASSUMPTION AND RETENTION OF OBLIGATIONS AND
INDEMNIFICATION; DISCLAIMERS

11.1           Buyer’s Assumption of Liabilities and Obligations.  Upon Closing, Buyer shall assume and pay, perform, fulfill and discharge all claims, costs, expenses, liabilities and obligations relating to the ownership or operation of the Assets (including those arising under environmental laws) other than the Retained Liabilities (the “Assumed Liabilities”).

11.2           Sellers’ Retention of Liabilities and Obligations.  Upon Closing, Sellers shall, severally and jointly, assume and pay, perform, fulfill and discharge all claims, costs, expenses, liabilities and obligations relating to the ownership or operation of the Assets (including those arising under environmental laws) that are attributable to periods prior to the Effective Time (the “Retained Liabilities”).

11.3           Indemnification.

(a)           Losses.  “Losses” shall mean any actual losses, costs, expenses (including court costs, reasonable fees and expenses of attorneys, technical experts and expert witnesses and the cost of investigation), liabilities, damages, demands, suits, claims, and sanctions of every kind and character (including civil fines) arising from, related to or reasonably incident to matters indemnified against; excluding however any special, consequential, punitive or exemplary damages, diminution of value of an Asset, loss of profits incurred by a Party hereto or Loss incurred as a result of the indemnified party indemnifying a third party, except to the extent the indemnified party suffers such damages to a third party (other than as a result of the indemnified party’s indemnification of such third party).

(b)           Sellers’ Indemnification of Buyer.  Upon Closing, each Seller shall, severally and jointly, defend, indemnify, and save and hold harmless Buyer, its officers, directors, employees and agents, from and against all Losses which arise directly or indirectly from or in connection with (i) the Retained Liabilities, and (ii) any breach by Sellers of their representations, warranties and/or covenants under this Agreement.

(c)           Buyer’s Indemnification of Sellers.  Upon Closing, Buyer assumes all risk, liability, obligation and Losses in connection with, and shall defend, indemnify, and save and hold harmless each Seller, its officers, directors, employees and agents, from and against all Losses which arise directly or indirectly from or in connection with (i) the Assumed Liabilities, and (ii) any breach by Buyer of its representations, warranties and/or covenants under this Agreement.

11.4           No Insurance; Subrogation.  The indemnifications provided in this Article 11 shall not be construed as a form of insurance.  Buyer and Sellers hereby waive for themselves, their successors or assigns, including any insurers, any rights to subrogation for Losses for which each of them is respectively liable or against which each respectively indemnifies the other, and, if required by applicable policies, Buyer and Sellers shall obtain waiver of such subrogation from its respective insurers.

11.5           Reservation as to Non-Parties.  Nothing herein is intended to limit or otherwise waive any recourse Buyer or Sellers may have against any non-party for any obligations or liabilities that may be incurred with respect to the Assets.

ARTICLE 12
MISCELLANEOUS

12.1           Exhibits. The Exhibits to this Agreement are hereby incorporated in this Agreement by reference and constitute a part of this Agreement.

12.2           Expenses.  Except as otherwise specifically provided, all fees, costs and expenses incurred by Buyer or Sellers in negotiating this Agreement or in consummating the transactions contemplated by this Agreement shall be paid by the Party incurring such fees, costs or expenses, including engineering, land, title, legal and accounting fees, costs and expenses.

12.3           Notices. All notices and other communications under this Agreement shall be in writing and delivered (a) personally, (b) by registered or certified mail with postage prepaid, and return receipt requested, (c) by nationally recognized commercial overnight courier service with charges prepaid, or (d) by facsimile transmission, directed to the intended recipient as follows:

If to AEE:

American Eagle Energy, Inc.
27 North 27th Street, Suite 21G
Billings, Montana  59101
Attn:     Thomas G. Lantz
Telephone:      (406) 794-8767
Facsimile:         (406) 294-9764

If to Eternal:

Eternal Energy Corp.
2549 W. Main Street, Suite 202
Littleton, Colorado 80120
Attn:     Brad Colby
Telephone:   (303) 798-5235
Facsimile:  (303) 798-5767

If to Buyer:

NextEra Energy Gas Producing, LLC
1000 Louisiana Street, Suite 5550
Houston, Texas 77002
Attn:      Michael Jessop
Telephone:        (713) 374-1535
Facsimile:           (713) 751-0375

A notice or other communication shall be deemed delivered on the earlier to occur of (i) its actual receipt, (ii) the fifth Business Day following its deposit in registered or certified mail, with postage prepaid and return receipt requested, (iii) the first Business Day following its deposit with a nationally recognized commercial overnight courier service, with charges prepaid, or (iv) the date it is sent by confirmed facsimile transmission (if sent before 5:00 p.m. local time of the receiving party on a Business Day) or the next Business Day (if sent after 5:00 p.m. of such local time or sent on a day that is not a Business Day).  Any Party may change the address to which notices and other communications hereunder can be delivered by giving the other Party notice in the manner herein set forth.

12.4           Amendments.  Except for waivers specifically provided for in this Agreement, this Agreement may not be amended nor any rights hereunder waived except by an instrument in writing signed by the Party to be charged with such amendment or waiver and delivered by such Party to the Party claiming the benefit of such amendment or waiver.

12.5           Headings.  The headings of the Articles and Sections of this Agreement are for guidance and convenience of reference only and shall not limit or otherwise affect any of the terms or provisions of this Agreement.

12.6           Counterparts/Fax Signatures.  The Parties may execute this Agreement in any number of counterparts, each of which shall be deemed an original instrument, but all of which together shall constitute one instrument.  This Agreement shall become operative when each Party has executed and delivered at least one counterpart.  This Agreement may be delivered by facsimile or similar transmission, and a facsimile or similar transmission evidencing execution shall be effective as a valid and binding agreement between the Parties for all purposes.

12.7           Governing Law; Venue; Wavier of Jury Trial.  This Agreement and the transactions contemplated hereby shall be construed in accordance with, and governed by, the laws of the State of North Dakota, without regard to its conflicts of laws rules.  The Parties hereby consent to personal jurisdiction in the State of Colorado for any action arising out of this Agreement or the transactions contemplated hereby.  All actions or proceedings with respect to, arising directly or indirectly in connection with, out of, related to, or from this Agreement or the transactions contemplated hereby shall be exclusively litigated in the Federal courts for the District of Colorado located in the City and County of Denver, Colorado.  To the extent that such courts refuse to exercise jurisdiction hereunder, the Parties agree that jurisdiction shall be proper in any court in which jurisdiction may be obtained.  EACH OF THE PARTIES HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT AND ANY AGREEMENT CONTEMPLATED TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PARTY.  THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE PARTIES ENTERING INTO THIS AGREEMENT.

12.8           Entire Agreement.  This Agreement constitutes the entire understanding among the Parties, their respective partners, members, trustees, shareholders, officers, directors and employees with respect to the subject matter hereof, superseding all negotiations, prior discussions and prior agreements and understandings relating to such subject matter.

12.9           Binding Effect.  This Agreement shall be binding upon, and shall inure to the benefit of, the Parties, and their respective successors and assigns.

12.10           Survival.  The representations, warranties, indemnities and covenants contained in this Agreement shall survive Closing indefinitely; provided that any representation with regards to Sellers’ title to the Assets shall terminate as of the Closing Date and shall be superseded by the title representation set forth in the Assignment; provided further, that the representations and warranties of the Sellers set forth in Sections 5.7 through 5.13 shall terminate six months after the Closing Date.

12.11         No Third-Party Beneficiaries.  This Agreement is intended only to benefit the Parties and their respective permitted successors and assigns.

12.12         Waiver.  The waiver or failure of any Party to enforce any provision of this Agreement shall not be construed or operate as a waiver of any further breach of such provision or of any other provision of this Agreement.

12.13         Limitation on Damages.  NOTWITHSTANDING ANYTHING TO THE CONTRARY IN THIS AGREEMENT, EACH PARTY SHALL BE LIABLE TO THE OTHER PARTIES FOR DIRECT DAMAGES ONLY, AND IN NO EVENT SHALL ANY PARTY BE LIABLE TO ANY OTHER PARTY, ANY SUCCESSORS IN INTEREST OR ANY BENEFICIARY OR ASSIGNEE OF THIS AGREEMENT FOR ANY CONSEQUENTIAL, INCIDENTAL, INDIRECT, SPECIAL, OR PUNITIVE DAMAGES ARISING OUT OF THIS AGREEMENT OR ANY BREACH HEREOF.  THIS SECTION 12.13 SHALL APPLY NOTWITHSTANDING THE SOLE, JOINT OR CONCURRENT NEGLIGENCE, FAULT OR RESPONSIBILITY OF THE PARTY WHOSE LIABILITY IS WAIVED BY THIS PROVISION, OR ANY OTHER EVENT OR CONDITION, WHETHER ANTICIPATED OR UNANTICIPATED, AND REGARDLESS OF WHETHER PRE-EXISTING PRIOR TO THE DATE OF THIS AGREEMENT.

12.14         Assignment. Buyer shall not assign any or all of its rights under this Agreement without the prior written consent of Sellers, which consent shall not be unreasonably withheld; provided, however, Buyer may assign any or all of its rights and/or obligations under this Agreement to an affiliate or in connection with financing without such consent so long as Buyer and such assignee shall remain jointly and severally liable for the performance of Buyer’s duties, obligations and liabilities hereunder.

12.15         Severability.  It is the intent of the Parties that the provisions contained in this Agreement shall be severable, including that the obligations and liabilities of AEE and Eternal shall be several and not joint.  Should any provisions, in whole or in part, be held invalid as a matter of law, such holding shall not affect the other portions of this Agreement, and such portions that are not invalid shall be given effect without the invalid portion.

12.16         Confidentiality.  The Parties agree that the provisions of this Agreement shall be kept confidential and except as and to the extent required by law, neither Buyer nor any Seller will make, directly or indirectly, any public announcement or statement with respect to a transaction between the Parties, or any of the terms, conditions, or other aspects of this Agreement or the transaction contemplated thereby, without the prior written consent of the other, which consent shall not be unreasonably withheld. Except as and to the extent required by law, neither Seller shall make any public announcement or statement containing the name or identity of Buyer.  To the extent any Party is required by law to disclose any information regarding this Agreement, or the name or identity of Buyer, such Party shall inform the other Party in advance of all such disclosures by the disclosing Party.

12.17          References, Titles and Construction.  All references in this Agreement to Exhibits, Schedules, Sections, and other subdivisions refer to the Exhibits, Schedules, Sections, and other subdivisions of this Agreement unless expressly provided otherwise.  Titles and headings appearing at the beginning of any subdivision are for convenience only and do not constitute any part of any such subdivision and shall be disregarded in construing the language contained in this Agreement.  The words “this Agreement,” “herein,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.  The phrases “this Section” and “this Subsection” and similar phrases refer only to the Sections or Subsections hereof in which the phrase occurs.  The word “or” is not exclusive, and “including” (and its various derivatives), means “including without limitation.”  Pronouns in masculine, feminine and neuter gender shall be construed to include any other gender.  Words in the singular form shall be construed to include the plural and words in the plural form shall be construed to include the singular, unless the context otherwise requires.  In the event an ambiguity or question of intent or interpretation of this Agreement arises, this Agreement shall be construed as if jointly drafted by the Parties, and no presumption or burden of proof shall arise favoring or disfavoring a Party as a result of authorship or drafting of any provision of this Agreement.

[SIGNATURES ON NEXT PAGE]

The Parties have executed this Agreement effective as of the date first set forth above.

SELLERS:

AMERICAN EAGLE ENERGY INC.

By:
Name:	Thomas G. Lantz
Title:	Vice President, Operations

ETERNAL ENERGY CORP.

By:
Name:	Brad Colby
Title:	President

BUYER:

NEXTERA ENERGY GAS PRODUCING, LLC

By:
Name:	Lawrence A. Wall, Jr.
Title:	President

[SIGNATURE PAGE TO PURCHASE AND SALE AGREEMENT]

EXHIBIT “A”

LEASES AND LANDS

A-1

EXHIBIT “B”

ASSIGNMENT, BILL OF SALE AND CONVEYANCE

This Assignment, Bill of Sale and Conveyance (this “Assignment”) dated as of July 1, 2011, is from American Eagle Energy Inc., a Nevada corporation, whose address is 27 North 27th Street, Suite 21G, Billings, Montana  59101 (“AEE”), Eternal Energy Corp., a Nevada corporation, whose address is 2549 W. Main Street, Suite 202, Littleton, Colorado 80120 (“Eternal” and together with AEE, each an “Assignor” and collectively “Assignors”), to NextEra Energy Gas Producing, LLC, a Delaware limited liability company, whose address is 1000 Louisiana Street, Suite 5550, Houston, Texas 77002 (“Assignee”).

For Ten Dollars and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), each Assignor does hereby grant, bargain, sell, convey, assign, transfer, set over and deliver to Assignee an undivided 50% of such Assignor’s right, title and interest in and to the following (collectively, the “Assets”):

(a)           The leasehold estates created by the oil and gas leases described in Exhibit A (the “Leases”), together with each and every kind and character of right, title, claim or interest which either Assignor has in and to the lands described in Exhibit A or covered by the Leases (collectively, the “Lands”), even though Assignors’ interests therein or in the Lands may be incorrectly described or omitted from Exhibit A;

(b)           Any and all leasehold interests and other rights, titles and interests of Assignor in and to any pooled acreage, communitized acreage or units arising on account of the Leases or the Lands having been pooled, communitized or unitized into such units (the “Unit Interests,” and together with the Leases, the “Subject Oil and Gas Interests”);

(c)           To the extent related to the use, ownership or operation of any of the Subject Oil and Gas Interests, (i) all easements, rights-of-way, servitudes, surface use agreements, surface leases and similar rights, obligations and interests and (ii) all permits, water rights (including water withdrawal, storage, discharge, treatment, injection and disposal rights), licenses, registrations, consents, orders, approvals, variances, exemptions, waivers, franchises, rights and other authorizations issued by any governmental authority; and

(d)           Copies of all files, records and data relating to the properties and interests described above, including, without limitation, all land, title, contract files, operations, accounting, environmental, production and tax records, and geological and geophysical data.

TO HAVE AND TO HOLD the Assets unto Assignee, its successors and assigns, forever, subject to the following terms and conditions.

This Assignment binds and inures to the benefit of Assignor and Assignee and their respective successors and assigns.

Each Assignor, for itself and its successors, does covenant and agree that it will WARRANT and DEFEND title to the Assets unto Assignee, its successors and assigns, against all persons claiming or to claim the whole or any part thereof, by, through or under such Assignor, but not otherwise, and hereby warrants with respect to the Assets assigned by it that title to such Assets is free and clear of all liens, claims, security interests, mortgages, charges and encumbrances arising by, through or under such Assignor, but not otherwise.  Assignee shall be and is hereby subrogated to all covenants and warranties of title by parties heretofore given or made to either Assignor or its predecessors in title in respect of any of the Assets. EXCEPT AS EXPRESSLY SET FORTH IN THE PRECEDING SENTENCES OF THIS PARAGRAPH, THIS ASSIGNMENT IS MADE WITHOUT WARRANTY OF ANY KIND, EITHER EXPRESS, IMPLIED OR STATUTORY.

At the request of Assignee but without further consideration, each Assignor shall execute and deliver or use reasonable efforts to cause to be executed and delivered such other instruments of conveyance and take such other actions as Assignee reasonably may request to more effectively assign title to the Assets to Assignee or put Assignee in possession of the Assets.  If any of the Assets are incorrectly described, the description shall be corrected upon proof of the proper description.

This Assignment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

This Assignment may be executed in several counterparts and all of such counterparts together shall constitute one and the same instrument.

[Signature Pages Follow]

This Assignment has been executed by the parties hereto effective as of 7:00 a.m., Mountain Time, on July 1, 2011.

ASSIGNORS:

AMERICAN EAGLE ENERGY INC.

By:
Name:	Thomas G. Lantz
Title:	Vice President, Operations
ETERNAL ENERGY CORP.

By:
Name:	Brad Colby
Title:	President

ASSIGNEE:

NEXTERA ENERGY GAS PRODUCING, LLC

By:
Name:	Lawrence A. Wall, Jr.
Title:	President

STATE OF	)
	)	ss.
COUNTY OF	)

The foregoing instrument was acknowledged before me this _____ day of July, 2011, by Thomas G. Lantz as Vice President, Operations of American Eagle Energy Inc., a Nevada corporation, on behalf of the corporation.

Notary Public

Serial number, if any

(Seal, if any)

STATE OF	)
	)	ss.
COUNTY OF	)

The foregoing instrument was acknowledged before me this _____ day of July, 2011, by Brad Colby as President of Eternal Energy Corp., a Nevada corporation, on behalf of the corporation.

Notary Public

Serial number, if any

(Seal, if any)

STATE OF	)
	)	ss.
COUNTY OF	)

The foregoing instrument was acknowledged before me this _____ day of July, 2011, by Lawrence A. Wall, Jr. as President of NextEra Energy Gas Producing, LLC, a Delaware limited liability company, on behalf of the limited liability company.

Notary Public

Serial number, if any

(Seal, if any)

EXHIBIT “C”

JOINT OPERATING AGREEMENT

[TO BE ATTACHED]

C-1

EXHIBIT “D”

FORM OF NON-FOREIGN STATUS AFFIDAVIT

NON-FOREIGN STATUS AFFIDAVIT

Section 1445 of the Internal Revenue Code of 1986, as amended (the “Code”), provides that a transferee of a U.S. real property interest must withhold tax if the transferor is a foreign person.  For U.S. tax purposes (including Section 1445 of the Code), the owner of a disregarded entity (which has legal title to a U.S. real property interest under local law) will be the transferor of the property and not the disregarded entity.  To inform [______________________], a [_______________] [__________________] (“Transferee”), whose mailing address is [_______________________,] that withholding of tax is not required upon the disposition of a U.S. real property interest by [__________________], a [_______________] [__________________] (“Transferor”), the undersigned hereby certifies the following on behalf of Transferor:

1.	Transferor is not a foreign corporation, foreign partnership, foreign trust, or foreign estate (as those terms are defined in the Code and Income Tax Regulations);

2.	Transferor is not a disregarded entity as defined in §1.1445-2(b)(2)(iii) of the Income Tax Regulations;

3.	Transferor’s U.S. employer identification number is [__-______]; and

4.	Transferor’s office address is [_______________________].

Transferor understands that this certification may be disclosed to the Internal Revenue Service by Transferee and that any false statement contained herein could be punished by fine, imprisonment, or both.

Under penalties of perjury I declare that I have examined this certification and to the best of my knowledge and belief it is true, correct, and complete, and I further declare that I have authority to sign this document on behalf of Transferor.

EXECUTED effective as of the [____ day of _________], 2011.

TRANSFEROR:

[	]

D-1

SWORN TO AND SUBSCRIBED BEFORE ME this ______ day of _____, 20__.

Notary Public in and for the
State of [ ]

Printed or Typed Name of Notary

My Commission Expires:

D-2

EXHIBIT “E”

FORM OF OFFICER’S CERTIFICATE

[SELLER]

In satisfaction of the requirement set forth at Section 9.2(f) of that certain Purchase and Sale Agreement dated as of [_____________], 2011 (the “Agreement”), by and between American Eagle Energy Inc., a Nevada corporation (“AEE”), Eternal Energy Corp., a Nevada corporation (“Eternal”), and NextEra Energy Gas Producing, LLC, a Delaware limited liability company (“Buyer”), the undersigned, acting for and on behalf of [AEE] / [Eternal], hereby certifies to Buyer that to the best knowledge of the undersigned (capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Agreement):

1.
All representations and warranties of [AEE] / [Eternal] contained in the Agreement are true and correct in all material respects on and as of the date hereof, with the same force and effect as though such representations and warranties have been made or given on and as of the date hereof; and

2.
[AEE] / [Eternal] has performed, or complied with, in all material respects, the agreements and covenants required by the Agreement to be performed and satisfied by [AEE] / [Eternal] prior to or at the Closing.

IN WITNESS WHEREOF, this Officer’s Certificate is executed this [___] day of [_________], 2011.

[AMERICAN EAGLE ENERGY, INC.] / [ETERNAL ENERGY CORP.]

By:

Name:

Title:

E-1

EXHIBIT “F”

FORM OF OFFICER’S CERTIFICATE

[BUYER]

In satisfaction of the requirement set forth at Section 9.2(f) of that certain Purchase and Sale Agreement dated as of [_____________], 2011 (the “Agreement”), by and between American Eagle Energy Inc., a Nevada corporation (“AEE”), Eternal Energy Corp., a Nevada corporation (“Eternal,” and together with AEE, “Sellers”), and NextEra Energy Gas Producing, LLC, a Delaware limited liability company (“Buyer”), the undersigned, acting for and on behalf of Buyer, hereby certifies to Seller that to the best knowledge of the undersigned (capitalized terms used herein and not otherwise defined shall have the meaning ascribed to them in the Agreement):

3.
All representations and warranties of Buyer contained in the Agreement are true and correct in all material respects on and as of the date hereof, with the same force and effect as though such representations and warranties have been made or given on and as of the date hereof; and

4.	Buyer has performed, or complied with, in all material respects, the agreements and covenants required by the Agreement to be performed and satisfied by buyer prior to or at the Closing.

IN WITNESS WHEREOF, this Officer’s Certificate is executed this [___] day of [_________], 2011.

NEXTERA ENERGY GAS PRODUCING, LLC

By:

Name: Lawrence A. Wall, Jr.
Title: President

F-1